Exhibit 4.15

THIRD SUPPLEMENTAL INDENTURE

dated as of December 28, 2006

to the

INDENTURE

dated as of May 28, 2003

among

CASCADES INC.,

as the Company,

THE SUBSIDIARY GUARANTORS named therein, and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

as Trustee,

as amended

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 28, 2006, among CASCADES INC., a Quebec corporation (“Cascades”), CASCADES AUBURN FIBER INC., a Delaware corporation, CASCADES BOXBOARD GROUP INC., a Canadian corporation, CASCADES BOXBOARD GROUP — CONNECTICUT LLC, a Delaware limited liability company, CASCADES BOXBOARD U.S., INC., a Delaware corporation, CASCADES DELAWARE LLC, a Delaware limited liability company, CASCADES DIAMOND, INC., a Massachusetts corporation, CASCADES FINE PAPERS GROUP (SALES) INC., a Delaware corporation, CASCADES FINE PAPERS GROUP (USA) INC., a New York corporation, CASCADES FINE PAPERS GROUP INC., a Canadian corporation, CASCADES FINE PAPERS GROUP THUNDER BAY INC., a Canadian corporation, CASCADES MOULDED PULP, INC., a North Carolina corporation, CASCADES NOVA SCOTIA COMPANY, a Nova Scotia corporation, CASCADES PLASTICS INC., a Delaware corporation, CASCADES TISSUE GROUP — NORTH CAROLINA INC., a North Carolina corporation, CASCADES TISSUE GROUP — NEW YORK INC., a Delaware corporation, CASCADES TISSUE GROUP — OREGON INC., a Delaware corporation, CASCADES TISSUE GROUP — PENNSYLVANIA, INC. a Delaware corporation, CASCADES TISSUE GROUP — IFC DISPOSABLES INC., a Tennessee corporation, CASCADES TISSUE GROUP — WISCONSIN INC., a Delaware corporation, CASCADES TISSUE GROUP — ARIZONA INC., a Delaware corporation, CASCADES TISSUE GROUP — MARYLAND LLC, a Delaware limited liability company, CASCADES TISSUE GROUP — SALES INC., a Delaware corporation, CASCADES TISSUE GROUP — TENNESSEE INC., a Tennessee corporation, CASCADES TRANSPORT INC., a Canadian corporation, CASCADES USA INC., a Delaware corporation, CASCADES CANADA INC., a Canadian corporation, CONFERENCE CUP LTD., an Ontario limited liability company, DOPACO, INC., a Pennsylvania corporation, DOPACO CANADA, INC., a Canadian corporation, DOPACO LIMITED PARTNERSHIP, a Delaware limited partnership, DOPACO PACIFIC LLC, a Delaware limited liability company, GARVEN INCORPORATED, an Ontario corporation, KINGSEY FALLS INVESTMENTS INC., a Canadian corporation, RABOTAGE LEMAY INC., a Quebec corporation, SCIERIE LEMAY INC., a Quebec corporation, W. H. SMITH PAPER CORPORATION, a New York corporation, CASCADES TISSUE GROUP — PICKERING INC., a Canadian corporation, 3815285 CANADA INC., a Canadian corporation, 3815315 CANADA INC., a Canadian corporation, 6265642 CANADA INC., a Canadian corporation and CASCADES ENERGY INITIATIVE INC., a Delaware corporation (collectively, the “New Subsidiary Guarantors”), the existing Subsidiary Guarantors under the Indenture referred to below (the “Existing Subsidiary Guarantors”), and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Norampac Inc., a Canadian corporation (“Norampac”), as predecessor issuer, has heretofore executed and delivered to the Trustee an indenture, dated as of May 28, 2003, amended by the First Supplemental Indenture, dated as of July 30, 2004, and the Second Supplemental Indenture, dated as of December 28, 2006 (the “Indenture”), among Norampac, the Subsidiary Guarantors party thereto and Trustee, providing for the issuance of Norampac’s 6¾% Senior Notes due 2013 (the “Notes”);

WHEREAS, Norampac has issued an outstanding $250,000,000 aggregate principal amount of Notes under the Indenture;

WHEREAS, on the date hereof Cascades and Norampac entered into a Memorandum of Agreement pursuant to which, in connection with the winding up of Norampac into Cascades, Norampac assigned and transferred all of its assets to Cascades and Cascades assumed all of Norampac’s liabilities (the “Combination”);

WHEREAS, Section 5.01 of the Indenture permits Norampac to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of transactions if  certain conditions are met;

WHEREAS, Section 4.19 of the Indenture provides that Cascades, as the Surviving Person in the Combination, shall cause each person that becomes a Canadian or U.S. Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee at the time such person becomes a Canadian or U.S. Restricted Subsidiary;

WHEREAS, the New Subsidiary Guarantors are all of the Canadian or U.S. Restricted Subsidiaries of Cascades;

WHEREAS, Section 9.01 of the Indenture provides that Cascades, as the Surviving Person, and the Trustee may amend or supplement the Indenture without the consent of any holder of a Note to (i) add additional Subsidiary Guarantees with respect to the Notes as provided or permitted under the Indenture and (ii) provide for the assumption by the Surviving Person of the obligations of Norampac under the Indenture; and

WHEREAS, pursuant to Sections 4.19, 5.01, 9.01, 9.06 and 10.03 of the Indenture, the Trustee, Cascades, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Cascades, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)  For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

2.                                       Assumption of Obligations.  Pursuant to Section 5.01(a)(ii) of the Indenture, Cascades hereby agrees to assume the due and punctual payment of the principal of,

and premium, if any, and accrued and unpaid interest and Special Interest, if any, on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by Norampac as required by Section 5.01 of the Indenture.  All references in the Indenture, as amended hereby, to the “Company” shall be deemed to be references to Cascades, as the Surviving Person and pursuant to Section 5.02 of the Indenture Cascades shall succeed to and be substituted for, and may exercise every right and power previously provided to Norampac under the Indenture and Norampac shall be released from all obligations and covenants under the Indenture.

3.                                       Agreement to Guarantee.  Pursuant to Section 4.19, the New Subsidiary Guarantors hereby agree, jointly and severally with all Existing Subsidiary Guarantors, to guarantee the Surviving Person’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.  From and after the date hereof, each of the New Subsidiary Guarantors shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

4.                                       Ratification of Indenture; Third Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is, in all respects, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                       Miscellaneous.

5.1                                 Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.2                                 Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture, or for or in respect of the recitals contained herein.

5.3                                 Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.4                                 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

5.5                                 Conflict with TIA.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this Third Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

5.6                                 Severability.  In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.7                                 No Third Party Beneficiaries.  Nothing in this Third Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Notes.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

Company:

CASCADES INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Vice President, Legal Affairs and
Corporate Secretary

New Subsidiary Guarantors:

CASCADES BOXBOARD GROUP INC.
CASCADES CANADA INC.
CASCADES DIAMOND, INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES FINE PAPERS GROUP THUNDER BAY INC.
CASCADES NOVA SCOTIA COMPANY
CASCADES TRANSPORT INC.
CONFERENCE CUP LTD.
DOPACO, INC.
DOPACO CANADA, INC.
GARVEN INCORPORATED
KINGSEY FALLS INVESTMENTS INC.
RABOTAGE LEMAY INC.
SCIERIE LEMAY INC.
CASCADES TISSUE GROUP — PICKERING INC.
3815285 CANADA INC.
3815315 CANADA INC.
6265642 CANADA INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Secretary or Assistant Secretary

CASCADES AUBURN FIBER INC.
CASCADES DELAWARE LLC
CASCADES FINE PAPERS GROUP (SALES) INC.
CASCADES FINE PAPERS GROUP (USA) INC.

CASCADES MOULDED PULP, INC.
CASCADES PLASTICS INC.
CASCADES TISSUE GROUP - ARIZONA INC.
CASCADES TISSUE GROUP - IFC DISPOSABLES INC.
CASCADES TISSUE GROUP - NEW YORK INC.
CASCADES TISSUE GROUP - NORTH CAROLINA INC.
CASCADES TISSUE GROUP - OREGON INC.
CASCADES TISSUE GROUP - PENNSYLVANIA INC.
CASCADES TISSUE GROUP - SALES INC.
CASCADES TISSUE GROUP - TENNESSEE INC.
CASCADES TISSUE GROUP - WISCONSIN INC.
CASCADES TISSUE GROUP MARYLAND LLC
CASCADES USA INC.
W.H. SMITH PAPER CORPORATION
CASCADES ENERGY INITIATIVE INC.
CASCADES BOXBOARD U.S., INC.
CASCADES BOXBOARD GROUP — CONNECTICUT LLC

By:	/s/ Nathalie Théberge
	Name:	Nathalie Théberge
	Title:	Assistant Secretary Assistant Secretary for the Existing Subsidiary Guarantors

DOPACO LIMITED PARTNERSHIP

By:	Dopaco Pacific LLC
Its General Partner

	By:	/s/ Nathalie Théberge
		Name:	Nathalie Théberge
		Title:	Authorized Signatory

DOPACO PACIFIC LLC

By:	/s/ Nathalie Théberge
	Name:	Nathalie Théberge
	Title:	Authorized Signatory

Existing Subsidiary Guarantors:

NORAMPAC NOVA SCOTIA COMPANY
NORAMPAC DELAWARE LLC
NORAMPAC THOMPSON INC.
NORAMPAC FINANCE US INC.
NORAMPAC HOLDING US INC.
NORAMPAC LEOMINSTER INC.
NORAMPAC NEW YORK CITY INC.
NORAMPAC SCHENECTADY INC.
NEWFOUNDLAND CONTAINERS LIMITED
NORAMPAC INDUSTRIES INC.
4341384 CANADA INC. (F/K/A 3815400 USA INC.)
6671225 CANADA INC.

By:	/s/ Lucie-Claude Lalonde
	Name:	Lucie-Claude Lalonde
	Title:	Secretary, Assistant Secretary or Assistant Clerk

Trustee:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Warren A. Goshine
	Name:	Warren A. Goshine
	Title:	Vice President